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                                                                EXHIBIT 5.1
                         WARNER NORCROSS & JUDD LLP
                             ATTORNEYS AT LAW
                           900 OLD KENT BUILDING
                           111 LYON STREET, N.W.
                     GRAND RAPIDS, MICHIGAN 49503-2489

                          TELEPHONE (616) 752-2000
                             FAX (616) 752-2500

                             November 11, 1996



Kaydon Corporation
Arbor Shoreline Office Park
19345 U.S. 19 North
Clearwater, Florida 34624

    Re:   KAYDON CORPORATION
          REGISTRATION STATEMENT ON FORM S-8
          SEABEE CORPORATION PENSION AND RETIREMENT SAVINGS PLAN

Dear Sir or Madam:

     We represent Kaydon Corporation, a Delaware corporation (the
"Company"), with respect to the above-captioned registration statement on Form S-8 (the "Registration Statement") filed pursuant to the Securities Act of 1933 (the "Act") to register 200,000 shares of Common Stock, $.10 par value ("Common Stock").

     As counsel for the Company, we are familiar with its Certificate of Incorporation, as amended, and Bylaws, and have reviewed the various proceedings taken by the Company to authorize the issuance of the Common Stock to be sold pursuant to the Registration Statement. We have also reviewed and assisted in preparing the Registration Statement. On the basis of the foregoing, we are of the opinion that:

     1. The Company is a corporation duly incorporated and validly existing under the laws of the State of Delaware.

     2. The Company has an authorized capitalization of ninety-eight million (98,000,000) shares of Common Stock, $.10 par value, and two million (2,000,000) shares of Preferred Stock, $.10 par value.

     3. The Common Stock will be, when duly registered under the Act and issued and delivered as described in the Registration Statement, legally issued, fully paid, and nonassessable.



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Kaydon Corporation
November 11, 1996
Page 2
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     We hereby consent to the use of this opinion as an exhibit to the
Registration Statement on Form S-8 covering the Common Stock to be issued pursuant to the Seabee Corporation Pension and Retirement Savings Plan.

                             Very truly yours,

                             WARNER NORCROSS & JUDD LLP


                             By /S/ ANTHONY J. KOLENIC, JR.
                                Anthony J. Kolenic, Jr.
                                A Partner